Exhibit 99.1

CONTACT:	Investor Relations: Leslie Hunziker
201-307-2100
investorrelations@hertz.com
Media: Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ REPORTS FOURTH QUARTER AND FULL YEAR OPERATING RESULTS

•                  Revenues of $1.8 billion with an adjusted net loss of $73.0 million, or $(0.22) per share, and a net loss, on a GAAP basis, of $1,214.2 million or $(3.76) per share for the fourth quarter 2008.  The net loss includes a non-cash intangible asset charge of $985.2 million.

•                  Revenues of $8.5 billion with adjusted net income of $135.7 million, or $0.42 per share, and a net loss, on a GAAP basis, of $1,203 million or $(3.73) per share for the full year 2008.

•                  Total net cash flow(1) improved to $1.8 billion for the fourth quarter, resulting in a reduction of total debt  of $1.9 billion; net cash provided by operating activities of $520.7 million for the fourth quarter.

•                  Liquidity increased to approximately $4.8 billion(2) as of December 31, 2008.

Park Ridge, NJ (February 23, 2008) — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported fourth quarter 2008 worldwide revenues of $1.8 billion, a decrease of 16.4%, or $350 million, year-over-year (a 12.2% decrease in constant currency).  Worldwide car rental revenues for the quarter decreased 15.2% (an 11.0% decrease in constant currency) to $1.4 billion.  Revenues from worldwide equipment rental for the fourth quarter were $370.7 million, down 20.8% (a 16.7% decrease in constant currency) over the prior year period.

Fourth quarter 2008 adjusted pre-tax loss(3) was $103.7 million, versus adjusted pre-tax income of $152.5 million in 2007, and loss before income taxes and minority interest (“pre-tax loss”), on a GAAP basis, was $1,446.2 million, versus $81.3 million of pre-tax income in the fourth quarter of 2007.  Corporate EBITDA(4) for the fourth quarter of 2008 was $116.9 million, a decrease of 69.7% from the same period in 2007.  The Company conducted its annual goodwill and other intangible asset review during the fourth quarter of 2008, resulting in a non-cash intangible asset impairment charge of $985.2 million, after taxes, in the fourth quarter.  This charge does not affect normal business operations or compliance with any of the Company’s financial covenants.

Fourth quarter 2008 adjusted net loss(5) was $73.0 million, versus adjusted net income of $93.9 million from the same period in 2007, resulting in adjusted diluted loss per share(3) for the quarter of $(0.22), compared with adjusted diluted earnings per share of $0.29 for the fourth quarter of 2007. Fourth quarter 2008 net loss, on a GAAP basis, was $1,214.2 million, or $(3.76) per share on a diluted basis, compared with net income of $80.7 million, or $0.25 per share on a diluted basis, for the fourth quarter of 2007. The decline in GAAP net income is attributable primarily to the non-cash intangible asset impairment charge taken in the fourth quarter of 2008, decreased volume and pricing, increased restructuring and related costs and residual value declines.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer said, “Hertz experienced unprecedented volume, pricing and residual value contraction across all of its businesses in the fourth quarter of 2008.  Nevertheless, we generated almost $117 million of Corporate EBITDA.  Although there was an adjusted pre-tax loss for the quarter, we made significant progress towards achieving our objective of right-sizing the business to economic conditions.  Due in part to our comprehensive, two-year efficiency program, Hertz achieved adjusted pre-tax income for the full year of almost $240 million. Additionally, for the fourth quarter, we generated improved total net cash flow of $1.8 billion, reducing total debt by $1.9 billion, and improved liquidity at year-end to approximately $4.8 billion(2).  We are committed to further mitigating the impact of continued revenue declines on our profits, including a goal to eliminate an additional $350 million of costs in 2009, and generating positive total net cash flow throughout the current global recession,” he added.

The Company took $94.3 million in restructuring and related charges in the fourth quarter, primarily attributable to costs associated with job reductions, the closure of rental locations and outsourcing/process reengineering.

INCOME MEASUREMENTS, FOURTH QUARTER 2008 & 2007

	Q4 2008			Q4 2007
(in millions, except per share amounts)	Pre-tax Loss	Net Loss	Diluted Loss Per Share	Pre-tax Income	Net Income	Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 323.0M and 326.2M diluted shares)	$(1,446.2)	$(1,214.2)	$(3.76)	$81.3	$80.7	$0.25
Adjustments:
Purchase accounting	26.6			26.2
Non-cash debt charges	43.8			18.6
Restructuring and related charges	94.3			31.0
Impairment charge	1,168.9			—
Loss (gain) on derivatives	5.0			(0.9)
Management transition costs	3.9			4.0
Vacation accrual adjustment	—			(7.7)
Adjusted pre-tax income (loss)	(103.7)	(103.7)		152.5	152.5
Assumed (provision) benefit for income taxes at 34% and 35%		35.3			(53.3)
Minority interest		(4.6)			(5.3)
Earnings Measures, as adjusted (EPS based on 325.5M and 324.8M diluted shares)	$(103.7)	$(73.0)	$(0.22)	$152.5	$93.9	$0.29

The Company ended the fourth quarter of 2008 with total debt of $10.97 billion and net corporate debt(1) of $3.82 billion, compared with total debt of $12.84 billion and net corporate debt of $4.25 billion as of September 30, 2008, a reduction in net corporate debt of $430.5 million. Levered cash flow(1) for the quarter was $430.5 million, compared with $586.8 million in the fourth quarter of 2007. The change in levered cash flow is attributable to lower earnings, partially offset by reduced equipment rental fleet investment.  On a GAAP basis, net cash provided by operating activities was $520.7 million in the fourth quarter of 2008, compared to $881.0 million in 2007.

The Company generated total net cash flow yield(1) of approximately 19%, based on the Company’s $593 million of total net cash flow, for the 12 months ending December 31, 2008, compared with total net cash flow yield of approximately 12%, based on the Company’s $848 million of total net cash flow, for the 12 months ending December 31, 2007.

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were $1.4 billion for the fourth quarter of 2008, a decrease of 15.2% (an 11.0% decrease in constant currency) from the prior year period. Transaction days for the quarter decreased 6.9% [(8.7)% U.S.; (3.0)% International]. U.S. off-airport revenues for the fourth quarter decreased 5.8% year-over-year, and transaction days declined 4.5%. Rental rate revenue per transaction day(1) (“RPD”) for the quarter was 4.7% below the prior year period [(5.2)% U.S.; (4.3)% International].

Worldwide car rental adjusted pre-tax loss for the fourth quarter of 2008 was $66.7 million, compared with adjusted pre-tax income of $124.1 million last year.  The decrease is attributable to decreased volume and pricing, residual value declines, and inflation in key areas including vehicle repair and maintenance, partially offset by strong cost management performance.

The worldwide average number of Company-operated cars for the fourth quarter of 2008 was 417,500, a decrease of 6.0% over the prior year period.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were $370.7 million for the fourth quarter of 2008, a 20.8% decrease (a 16.7% decrease in constant currency) from the prior year period. HERC continued to achieve volume growth in Canada, especially in Western Canada, where oil industry-related rental activity remains relatively robust although the rate of growth has slowed.  Also, HERC continues to improve diversification into industrial and fragmented sectors of the U.S. equipment rental market.

Adjusted pre-tax income for the fourth quarter of 2008 was $46.0 million, a 55.0% decrease over the prior year period, primarily attributable to the effects of reduced volume growth and pricing, partially offset by cost management initiatives.  HERC achieved an adjusted pre-tax margin, based on revenues, of 12.4%, and a Corporate EBITDA margin, based on revenues, of 42.5% for the quarter.

The average acquisition cost of rental equipment operated during the fourth quarter of 2008 decreased by 11.0% year-over- year — compared with an 11.2% increase in the fourth quarter of 2007 over the fourth quarter of 2006 — to $3.1 billion, and net revenue earning equipment as of December 31, 2008 was $2.2 billion, an 18.8% decrease from the amount as of December 31, 2007.

FULL YEAR RESULTS

Worldwide revenues for the full year 2008 were $8.53 billion, a decrease of 1.8% over the prior year (a 3.5% decrease in constant currency).  Worldwide car rental revenues for the year decreased 0.9% to $6.86 billion.  Revenues from worldwide equipment rental for the year were $1.66 billion, down 5.6% over the prior year.

Adjusted pre-tax income for the year was $237.2 million, a 64.1% decrease from 2007 and pre-tax loss, on a GAAP basis, was $1,382.8 million, versus $386.8 million of pre-tax income in 2007.  Corporate EBITDA for the year was $1.10 billion, a decrease of 28.6% from 2007.

Adjusted net income was $135.7 million, a 66.9% decrease from 2007, resulting in adjusted diluted earnings per share for the year of $0.42, compared with $1.26 in the prior year period, with net loss, on a GAAP basis, for the year, of $1,203.0 million, or $(3.73) per share on a diluted basis, compared with net income of $264.5 million, or $0.81 per share on a diluted basis, in the prior year period. The decline in GAAP net income is attributable primarily to the non-cash intangible asset impairment charge taken in the fourth quarter of 2008 decreased volume and pricing, increased restructuring and related costs and residual value declines.

INCOME MEASUREMENTS, FULL YEAR 2008 & 2007

	Full Year 2008			Full Year 2007
(in millions, except per share amounts)	Pre-tax Income (Loss)	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Pre-tax Income	Net Income	Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 322.7M and 325.5M diluted shares)	$(1,382.8)	$(1,203.0)	$(3.73)	$386.8	$264.5	$0.81
Adjustments:
Purchase accounting	101.0			95.2
Non-cash debt charges	100.2			105.9
Restructuring and related charges	242.5			96.4
Impairment charge	1,168.9			—
Loss (gain) on derivatives	2.2			(4.1)
Management transition costs	5.2			15.0
Vacation accrual adjustment	—			(36.5)
Secondary offering costs	—			2.0
Adjusted pre-tax income	237.2	237.2		660.7	660.7
Assumed provision for income taxes at 34% and 35%		(80.7)			(231.2)
Minority interest		(20.8)			(19.7)
Earnings Measures, as adjusted (EPS based on 325.5M and 324.8M diluted shares)	$237.2	$135.7	$0.42	$660.7	$409.8	$1.26

The Company ended 2008 with net corporate debt of $3.82 billion, compared with $3.98 billion as of December 31, 2007, a reduction in net corporate debt of $167.7 million. Levered cash flow for the year was $167.7 million, compared with $552.6 million in 2007. The change in levered cash flow is attributable to lower earnings, partially offset by lower equipment rental fleet investment.  On a GAAP basis, net cash provided by operating activities was $2.1 billion for the year, compared to $3.1 billion in 2007.

OUTLOOK

Due to continued volatility in car and equipment rental markets, with volume, pricing and residual value declines attributable to the global recession, the Company remains unable to provide specific quarterly or full year 2009 revenue, earnings and cash flow guidance.

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the fourth quarter and full year 2008 as the Company.  Hertz’s fourth quarter and full year 2008 pre-tax loss was, however, slightly higher than that of the Company primarily because of additional interest expense recognized by Hertz on an inter-company loan from the Company.

(1) Total net cash flow, total net cash flow yield, net corporate debt, levered after-tax cash flow after fleet growth (“levered cash flow”) and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying reconciliations.  Total net cash flow yield is calculated as total net cash flow (see Table 9 of Attachments) divided by the pro forma diluted number of shares outstanding (325.5 million in 2008 and 324.8 million in 2007) as a percentage of the average stock price for the period ($9.52 for the year ended December 31, 2008 and $21.39 for the year ended December 31, 2007).

(2) Total liquidity of $4.8 billion is comprised of $0.6 billion of cash, $1.3 billion of unfunded corporate liquidity and $2.9 billion of fleet financing availability.  Total liquidity is subject to borrowing base limitations and other factors—we had $1.5 billion of the borrowing base available at December 31, 2008 and $0.6 billion of cash.

(3)Adjusted pre-tax income (loss), a non-GAAP measure of profitability, represents pre-tax income (loss) plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization and write-off of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(4) Corporate EBITDA, a non-GAAP measure of profitability and liquidity, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(5) Adjusted net income (loss), a non-GAAP measure of profitability, represents the adjusted pre-tax income (loss) amount less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2008 and 35% in 2007) and minority interest.  Adjusted diluted earnings (loss) per share, a non-GAAP measure of profitability, is calculated as adjusted net income (loss) divided by the pro forma diluted number of shares outstanding (325.5 million in 2008 and 324.8 million in 2007).  See the accompanying reconciliations.

CONFERENCE CALL INFORMATION

The Company’s fourth quarter 2008 earnings conference call will be held on Tuesday, February 24, 2009, at 10:00 a.m. (EDT). To access the conference call live, dial 1-800-288-9626 in the U.S. and 1-612-332-0530 for international callers using the passcode: 985183 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through March 10, 2009 by calling 1-800-475-6701 in the U.S. or 1-320-365-3844 for international callers with the passcode: 985183.  The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 8,100 locations in 144 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 42 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia and New Zealand.  In addition the Company has licensee locations in cities and airports in Africa, Asia and the Middle East. Product and service initiatives such as Hertz #1 Club Gold, NeverLost® customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through the Company’s Prestige, Fun and Green collections, set Hertz apart from the competition. In 2008, the Company launched Connect by Hertz, entering the global car sharing market in London, New York City and Paris.  Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers through approximately 345 branches in the United States, Canada, France, Spain and China.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; the financial instability of the manufacturers of our vehicles: anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles, potential tangible and intangible asset impairment charges and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on February 29, 2008, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2008, as filed with the SEC on November 7, 2008, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three Months and Year Ended December 31, 2008 and 2007
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three Months and Year Ended December 31, 2008 and 2007
Table 3:	Segment and Other Information for the Three Months and Year Ended December 31, 2008 and 2007
Table 4:	Selected Operating and Financial Data as of or for the Three Months and Year Ended December 31, 2008 compared to the prior year period or December 31, 2007
Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three Months and Year Ended December 31, 2008 and 2007
Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Three Months and Year Ended December 31, 2008 and 2007

Table 7:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) to Corporate EBITDA for the Three Months and Year Ended December 31, 2008 and 2007
Table 8:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA for the Three Months and Year Ended December 31, 2008 and 2007, Net Corporate Debt and Net Fleet Debt as of December 31, 2008, 2007 and 2006 and September 30, 2008 and 2007, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three Months and Year Ended December 31, 2008 and 2007

Table 9:	Non-GAAP Reconciliation of Total Net Cash Flow for the Three Months and Year Ended December 31, 2008 and 2007

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent
	December 31,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$1,788.7	$2,138.8	100.0%	100.0%

Expenses:
Direct operating	1,128.2	1,149.0	63.1%	53.7%
Depreciation of revenue earning equipment	535.4	504.5	29.9%	23.6%
Selling, general and administrative	173.9	189.9	9.7%	8.9%
Interest, net of interest income	228.5	214.1	12.8%	10.0%
Goodwill and other intangible asset impairment	1,168.9	—	65.3%	—%
Total expenses	3,234.9	2,057.5	180.8%	96.2%
Income (loss) before income taxes and minority interest	(1,446.2)	81.3	(80.8)%	3.8%
Benefit for taxes on income	236.6	4.7	13.2%	0.2%
Minority interest	(4.6)	(5.3)	(0.3)%	(0.2)%
Net income (loss)	$(1,214.2)	$80.7	(67.9)%	3.8%

Weighted average number of shares outstanding:
Basic	323.0	321.7
Diluted	323.0	326.2

Earnings (loss) per share:
Basic	$(3.76)	$0.25
Diluted	$(3.76)	$0.25

	Year Ended		As a Percent
	December 31,		of Total Revenues
	2008	2007	2008	2007
Total revenues	$8,525.1	$8,685.6	100.0%	100.0%

Expenses:
Direct operating	4,930.0	4,644.1	57.8%	53.4%
Depreciation of revenue earning equipment	2,194.2	2,003.4	25.8%	23.1%
Selling, general and administrative	769.6	775.9	9.0%	8.9%
Interest, net of interest income	845.2	875.4	9.9%	10.1%
Goodwill and other intangible asset impairment	1,168.9	—	13.7%	—%
Total expenses	9,907.9	8,298.8	116.2%	95.5%
Income (loss) before income taxes and minority interest	(1,382.8)	386.8	(16.2)%	4.5%
(Provision) benefit for taxes on income	200.6	(102.6)	2.4%	(1.2)%
Minority interest	(20.8)	(19.7)	(0.2)%	(0.2)%
Net income (loss)	$(1,203.0)	$264.5	(14.0)%	3.1%

Weighted average number of shares outstanding:
Basic	322.7	321.2
Diluted	322.7	325.5

Earnings (loss) per share:
Basic	$(3.73)	$0.82
Diluted	$(3.73)	$0.81

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$1,788.7	$—		$1,788.7	$2,138.8	$—		$2,138.8

Expenses:
Direct operating	1,128.2	(106.6	)(a)	1,021.6	1,149.0	(22.9	)(a)	1,126.1
Depreciation of revenue earning equipment	535.4	(6.9	)(b)	528.5	504.5	(6.6	)(b)	497.9
Selling, general and administrative	173.9	(16.3	)(c)	157.6	189.9	(23.1	)(c)	166.8
Interest, net of interest income	228.5	(43.8	)(d)	184.7	214.1	(18.6	)(d)	195.5
Goodwill and other intangible asset impairment	1,168.9	(1,168.9	)(e)	—	—	—		—
Total expenses	3,234.9	(1,342.5)		1,892.4	2,057.5	(71.2)		1,986.3
Income (loss) before income taxes and minority interest	(1,446.2)	1,342.5		(103.7)	81.3	71.2		152.5
(Provision) benefit for taxes on income	236.6 (f)	(201.3	)(g)	35.3	4.7 (f)	(58.0	)(g)	(53.3)
Minority interest	(4.6)	—		(4.6)	(5.3)	—		(5.3)
Net income (loss)	$(1,214.2)	$1,141.2		$(73.0)	$80.7	$13.2		$93.9

	Year Ended December 31, 2008				Year Ended December 31, 2007
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$8,525.1	$—		$8,525.1	$8,685.6	$—		$8,685.6

Expenses:
Direct operating	4,930.0	(263.5	)(a)	4,666.5	4,644.1	(85.0	)(a)	4,559.1
Depreciation of revenue earning equipment	2,194.2	(22.6	)(b)	2,171.6	2,003.4	(19.6	)(b)	1,983.8
Selling, general and administrative	769.6	(64.8	)(c)	704.8	775.9	(63.4	)(c)	712.5
Interest, net of interest income	845.2	(100.2	)(d)	745.0	875.4	(105.9	)(d)	769.5
Goodwill and other intangible asset impairment	1,168.9	(1,168.9	)(e)	—	—	—		—
Total expenses	9,907.9	(1,620.0)		8,287.9	8,298.8	(273.9)		8,024.9
Income (loss) before income taxes and minority interest	(1,382.8)	1,620.0		237.2	386.8	273.9		660.7
(Provision) benefit for taxes on income	200.6 (f)	(281.3	)(g)	(80.7)	(102.6)	(128.6	)(g)	(231.2)
Minority interest	(20.8)	—		(20.8)	(19.7)	—		(19.7)
Net income (loss)	$(1,203.0)	$1,338.7		$135.7	$264.5	$145.3		$409.8

(a)          Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended December 31, 2008 and 2007, also includes restructuring and restructuring related charges of $87.1 million and $10.8 million, respectively.  For the years ended December 31, 2008 and 2007, also includes restructuring and restructuring related charges of $185.9 million and $41.2 million, respectively.  For the three months and year ended December 31, 2007, also includes vacation accrual adjustments of $6.3 million and $29.8 million, respectively.

(b)         Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)          Represents an increase in depreciation of property and equipment relating to purchase accounting.  For the three months ended December 31, 2008 and 2007, also includes restructuring and restructuring related charges of $7.2 million and $20.2 million, respectively.  For the years ended December 31, 2008 and 2007, also includes restructuring and restructuring related charges of $56.6 million and $55.2 million, respectively.  For the three months and year ended December 31, 2007, also includes vacation accrual adjustments of $1.4 million and $6.5 million, respectively.  For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)         Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months and year ended December 31, 2008, also includes $4.0 million and $11.8 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months and year ended December 31, 2007, also includes $2.7 million and $20.4 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months and year ended December 31, 2008, also includes the write-off of $22.3 million and $30.0 million, respectively, of unamortized debt costs relating to those countries who did not participate in the take-out asset-based facilities.  For the year ended December 31, 2007, also includes the write-off of $16.2 million of unamortized debt costs associated with a debt modification.  Total adjusted interest, net of interest income, for the three months and year ended December 31, 2008, consists of net corporate interest of $72.4 million and $267.3 million, respectively, and net fleet interest of $112.3 million and $477.7 million, respectively, and for the three months and year ended December 31, 2007, net corporate interest of $66.1 million and $275.3 million, respectively, and net fleet interest of $129.4 million and $494.2 million, respectively.

(e)          Represents a non-cash goodwill and other intangible asset impairment charge.

(f)            For the three months ended December 31, 2007, includes tax benefits primarily related to the reduction of statutory tax rates in certain jurisdictions.  For the three months and year ended December 31, 2008, includes valuation allowances for losses in certain non-U.S. jurisdictions and the recording of valuation allowances on certain U.S. deferred tax assets that management believes may not be realized.

(g)         Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Car rental	$1,415.3	$1,668.4	$6,858.2	$6,920.6
Equipment rental	370.7	468.1	1,658.1	1,755.9
Other reconciling items	2.7	2.3	8.8	9.1
	$1,788.7	$2,138.8	$8,525.1	$8,685.6

Depreciation of property and equipment:
Car rental	$31.4	$31.0	$126.0	$130.8
Equipment rental	8.5	10.6	40.8	40.4
Other reconciling items	1.5	1.1	6.0	5.9
	$41.4	$42.7	$172.8	$177.1

Amortization of other intangible assets:
Car rental	$8.5	$8.2	$33.9	$30.4
Equipment rental	8.1	7.9	32.4	32.2
	$16.6	$16.1	$66.3	$62.6

Income (loss) before income taxes and minority interest:
Car rental (a)	$(594.7)	$89.4	$(385.3)	$468.6
Equipment rental (a)	(747.9)	84.3	(629.3)	308.5
Other reconciling items	(103.6)	(92.4)	(368.2)	(390.3)
	$(1,446.2)	$81.3	$(1,382.8)	$386.8

Corporate EBITDA (b) (c):
Car rental	$(36.3)	$154.4	$402.8	$737.9
Equipment rental	157.7	230.3	736.0	834.1
Other reconciling items	(4.5)	0.5	(38.6)	(30.5)
	$116.9	$385.2	$1,100.2	$1,541.5

Adjusted pre-tax income (loss) (b) (c):
Car rental	$(66.7)	$124.1	$289.1	$605.0
Equipment rental	46.0	102.3	272.0	373.8
Other reconciling items	(83.0)	(73.9)	(323.9)	(318.1)
	$(103.7)	$152.5	$237.2	$660.7

Adjusted net income (loss) (b) (c):
Car rental	$(44.0)	$80.7	$190.8	$393.3
Equipment rental	30.4	66.5	179.5	243.0
Other reconciling items	(59.4)	(53.3)	(234.6)	(226.5)
	$(73.0)	$93.9	$135.7	$409.8

Pro forma diluted number of shares outstanding (b)	325.5	324.8	325.5	324.8

Adjusted diluted earnings (loss) per share (b)	$(0.22)	$0.29	$0.42	$1.26

(a)                        For the three months and year ended December 31, 2008, includes the non-cash goodwill and other intangible asset impairment charges.  See Tables 5 through 7.

(b)                       Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(c)                        In 2008, the Company has reclassified its 2007 realized and unrealized gains/losses on derivatives from “other reconciling items” to “car rental.”  See Tables 5 through 7.

Note:         “Other reconciling items” includes general corporate expenses, certain interest expense (including net interest on corporate debt) as well as other business activities such as our third-party claim management services.  See Tables 5 through 7.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent		Percent
	Months	change	Year	change
	Ended, or as	from	Ended, or as	from
	of Dec. 31,	prior year	of Dec. 31,	prior year
	2008	period	2008	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,217	(11.2)%	27,375	(5.5)%
Domestic	4,453	(13.6)%	19,822	(8.0)%
International	1,764	(4.7)%	7,553	1.7%

Worldwide transaction days (in thousands)	28,856	(6.9)%	127,897	(1.1)%
Domestic	19,348	(8.7)%	85,701	(3.7)%
International	9,508	(3.0)%	42,196	4.5%

Worldwide rental rate revenue per transaction day (a)	$43.19	(4.7)%	$45.04	(2.3)%
Domestic	$41.05	(5.2)%	$42.88	(2.0)%
International (b)	$47.56	(4.3)%	$49.45	(3.5)%

Worldwide average number of company-operated cars during period	417,500	(6.0)%	455,200	(1.3)%
Domestic	275,900	(7.3)%	302,200	(3.6)%
International	141,600	(3.3)%	153,000	3.5%

Worldwide revenue earning equipment, net (in millions)	$6,501.4	(14.6)%	$6,501.4	(14.6)%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$342.0	(18.4)%	$1,481.8	(7.2)%
Same store revenue growth, including initiatives (a) (b)	-13.8%	N/M	-5.7%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,135.0	(11.0)%	$3,364.3	1.8%
Revenue earning equipment, net (in millions)	$2,190.1	(18.8)%	$2,190.1	(18.8)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$520.7	(40.9)%	$2,095.5	(32.2)%
Levered after-tax cash flow before fleet growth (a)	(28.7)	N/M	(273.9)	N/M
Levered after-tax cash flow after fleet growth (a)	430.5	(26.6)%	167.7	(69.7)%
Total net cash flow (a)	1,767.0	2.2%	593.1	(30.0)%
EBITDA (a)	(628.9)	N/M	1,874.9	(46.2)%
Corporate EBITDA (a)	116.9	(69.7)%	1,100.2	(28.6)%

Selected Balance Sheet Data (in millions)

	December 31,		December 31,
	2008		2007
Cash and equivalents	$594.3		$730.2
Total revenue earning equipment, net	8,691.5		10,307.9
Total assets	16,451.4		19,255.7
Total debt	10,972.3		11,960.1
Net corporate debt (a)	3,817.0		3,984.7
Net fleet debt (a)	5,829.6		6,584.2
Total stockholders’ equity	1,474.4		2,913.4

(a)               Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)              Based on 12/31/07 foreign exchange rates.

N/M    Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,415.3	$370.7	$2.7	$1,788.7	$1,668.4	$468.1	$2.3	$2,138.8
Expenses:
Direct operating and selling, general and administrative	995.1	279.2	27.8	1,302.1	1,055.1	256.1	27.7	1,338.9
Depreciation of revenue earning equipment	444.0	91.4	—	535.4	415.7	88.8	—	504.5
Interest, net of interest income	127.9	22.1	78.5	228.5	108.2	38.9	67.0	214.1
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Total expenses	2,010.0	1,118.6	106.3	3,234.9	1,579.0	383.8	94.7	2,057.5
Income (loss) before income taxes and minority interest	(594.7)	(747.9)	(103.6)	(1,446.2)	89.4	84.3	(92.4)	81.3
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.7	9.5	0.5	19.7	10.3	8.8	0.5	19.6
Depreciation of revenue earning equipment	—	6.9	—	6.9	(0.1)	6.7	—	6.6
Non-cash debt charges (b)	33.2	2.3	8.3	43.8	12.6	2.9	3.1	18.6
Restructuring charges (c)	33.7	48.2	7.1	89.0	18.2	1.5	11.3	31.0
Restructuring related charges (c)	3.4	1.1	0.8	5.3	—	—	—	—
Vacation accrual adjustment (c)	—	—	—	—	(5.4)	(1.9)	(0.4)	(7.7)
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Unrealized gain on derivative (d)	—	—	—	—	(0.9)	—	—	(0.9)
Realized loss on derivative (d)	5.0	—	—	5.0	—	—	—	—
Management transition costs (d)	—	—	3.9	3.9	—	—	4.0	4.0
Adjusted pre-tax income (loss)	(66.7)	46.0	(83.0)	(103.7)	124.1	102.3	(73.9)	152.5
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	22.7	(15.6)	28.2	35.3	(43.4)	(35.8)	25.9	(53.3)
Minority interest	—	—	(4.6)	(4.6)	—	—	(5.3)	(5.3)
Adjusted net income (loss)	$(44.0)	$30.4	$(59.4)	$(73.0)	$80.7	$66.5	$(53.3)	$93.9

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings (loss) per share				$(0.22)				$0.29

	Year Ended December 31, 2008				Year Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$6,858.2	$1,658.1	$8.8	$8,525.1	$6,920.6	$1,755.9	$9.1	$8,685.6
Expenses:
Direct operating and selling, general and administrative	4,511.9	1,101.6	86.1	5,699.6	4,319.8	993.1	107.1	5,420.0
Depreciation of revenue earning equipment	1,843.8	350.4	—	2,194.2	1,695.4	308.0	—	2,003.4
Interest, net of interest income	444.8	109.5	290.9	845.2	436.8	146.3	292.3	875.4
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Total expenses	7,243.5	2,287.4	377.0	9,907.9	6,452.0	1,447.4	399.4	8,298.8
Income (loss) before income taxes and minority interest	(385.3)	(629.3)	(368.2)	(1,382.8)	468.6	308.5	(390.3)	386.8
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	40.4	36.0	2.0	78.4	38.3	35.3	1.8	75.4
Depreciation of revenue earning equipment	(0.2)	22.8	—	22.6	(3.0)	22.8	—	19.8
Non-cash debt charges (b)	71.1	10.3	18.8	100.2	66.5	11.2	28.2	105.9
Restructuring charges (c)	98.4	103.2	14.6	216.2	64.5	4.9	27.0	96.4
Restructuring related charges (c)	19.5	3.1	3.7	26.3	—	—	—	—
Vacation accrual adjustment (c)	—	—	—	—	(25.8)	(8.9)	(1.8)	(36.5)
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Unrealized loss (gain) on derivative (d)	12.0	—	—	12.0	(4.1)	—	—	(4.1)
Realized gain on derivative (d)	(9.8)	—	—	(9.8)	—	—	—	—
Secondary offering costs (d)	—	—	—	—	—	—	2.0	2.0
Management transition costs (d)	—	—	5.2	5.2	—	—	15.0	15.0
Adjusted pre-tax income (loss)	289.1	272.0	(323.9)	237.2	605.0	373.8	(318.1)	660.7
Assumed (provision) benefit for income taxes of 34% in 2008 and 35% in 2007	(98.3)	(92.5)	110.1	(80.7)	(211.7)	(130.8)	111.3	(231.2)
Minority interest	—	—	(20.8)	(20.8)	—	—	(19.7)	(19.7)
Adjusted net income (loss)	$190.8	$179.5	$(234.6)	$135.7	$393.3	$243.0	$(226.5)	$409.8

Pro forma diluted number of shares outstanding				325.5				324.8

Adjusted diluted earnings per share				$0.42				$1.26

(a)          Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)         Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months and year ended December 31, 2008, also includes $4.0 million and $11.8 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months and year ended December 31, 2007, also includes $2.7 million and $20.4 million, respectively, associated with the ineffectiveness of our interest rate swaps.  For the three months and year ended December 31, 2008, also includes the write-off of $22.3 million and $30.0 million, respectively, of unamortized debt costs relating to those countries who did not participate in the take-out asset-based facilities.  For the year ended December 31, 2007, also includes the write-off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)          Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)         Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$(594.7)	$(747.9)	$(103.6)	$(1,446.2)	$89.4	$84.3	$(92.4)	$81.3
Depreciation and amortization	483.9	108.0	1.5	593.4	454.9	107.3	1.1	563.3
Interest, net of interest income	127.9	22.1	78.5	228.5	108.2	38.9	67.0	214.1
Minority interest	—	—	(4.6)	(4.6)	—	—	(5.3)	(5.3)
EBITDA	17.1	(617.8)	(28.2)	(628.9)	652.5	230.5	(29.6)	853.4
Adjustments:
Car rental fleet interest	(128.5)	—	—	(128.5)	(107.1)	—	—	(107.1)
Car rental fleet depreciation	(444.0)	—	—	(444.0)	(415.7)	—	—	(415.7)
Non-cash expenses and charges (a)	34.0	0.3	11.9	46.2	11.9	0.2	15.2	27.3
Extraordinary, unusual or non-recurring gains and losses (b)	485.1	775.2	11.8	1,272.1	12.8	(0.4)	14.9	27.3
Corporate EBITDA	$(36.3)	$157.7	$(4.5)	116.9	$154.4	$230.3	$0.5	385.2
Equipment rental maintenance capital expenditures, net				(80.3)				(78.7)
Non-fleet capital expenditures, net				1.6				(23.9)
Changes in working capital (c)				315.3				176.6
Changes in other assets and liabilities (c)				(282.6)				(33.9)
Unlevered pre-tax cash flow (d)				70.9				425.3
Corporate net cash interest				(88.8)				(99.3)
Corporate cash taxes				(10.8)				(9.9)
Levered after-tax cash flow before fleet growth (d)				(28.7)				316.1
Equipment rental fleet growth capital expenditures				215.1				15.7
Car rental net fleet equity requirement				244.1				255.0
Levered after-tax cash flow after fleet growth (d)				$430.5				$586.8

	Year Ended December 31, 2008				Year Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes and minority interest	$(385.3)	$(629.3)	$(368.2)	$(1,382.8)	$468.6	$308.5	$(390.3)	$386.8
Depreciation and amortization	2,003.7	423.6	6.0	2,433.3	1,856.6	380.6	5.9	2,243.1
Interest, net of interest income	444.8	109.5	290.9	845.2	436.8	146.3	292.3	875.4
Minority interest	—	—	(20.8)	(20.8)	—	—	(19.7)	(19.7)
EBITDA	2,063.2	(96.2)	(92.1)	1,874.9	2,762.0	835.4	(111.8)	3,485.6
Adjustments:
Car rental fleet interest	(450.7)	—	—	(450.7)	(427.8)	—	—	(427.8)
Car rental fleet depreciation	(1,843.8)	—	—	(1,843.8)	(1,695.4)	—	—	(1,695.4)
Non-cash expenses and charges (a)	83.0	—	30.0	113.0	60.4	2.7	39.1	102.2
Extraordinary, unusual or non-recurring gains and losses (b)	551.1	832.2	23.5	1,406.8	38.7	(4.0)	42.2	76.9
Corporate EBITDA	$402.8	$736.0	$(38.6)	1,100.2	$737.9	$834.1	$(30.5)	1,541.5
Equipment rental maintenance capital expenditures, net				(312.3)				(272.8)
Non-fleet capital expenditures, net				(104.8)				(154.6)
Changes in working capital (c)				(6.8)				233.4
Changes in other assets and liabilities (c)				(558.4)				(77.3)
Unlevered pre-tax cash flow (d)				117.9				1,270.2
Corporate net cash interest				(358.4)				(399.6)
Corporate cash taxes				(33.4)				(28.3)
Levered after-tax cash flow before fleet growth (d)				(273.9)				842.3
Equipment rental fleet growth capital expenditures				492.7				(281.8)
Car rental net fleet equity requirement				(51.1)				(7.9)
Levered after-tax cash flow after fleet growth (d)				$167.7				$552.6

Table 6 (pg. 2)

(a)          As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization and write-off of debt costs included in car rental fleet interest	$33.5	$—	$—	$33.5	$12.2	$—	$—	$12.2
Non-cash stock-based employee compensation charges	—	—	7.7	7.7	—	—	6.0	6.0
Non-cash charges for workers’ compensation	0.5	0.3	0.1	0.9	0.6	0.2	—	0.8
Non-cash charges for pension	—	—	4.1	4.1	—	—	9.2	9.2
Unrealized gain on derivative	—	—	—	—	(0.9)	—	—	(0.9)
Total non-cash expenses and charges	$34.0	$0.3	$11.9	$46.2	$11.9	$0.2	$15.2	$27.3

NON-CASH EXPENSES AND CHARGES

	Year Ended December 31, 2008				Year Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization and write-off of debt costs included in car rental fleet interest	$71.0	$—	$—	$71.0	$64.4	$—	$—	$64.4
Non-cash stock-based employee compensation charges	—	—	28.0	28.0	—	—	26.8	26.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.2)	2.7	0.1	2.6
Non-cash charges for pension	—	—	2.0	2.0	—	—	12.2	12.2
Unrealized loss (gain) on derivative	12.0	—	—	12.0	(3.8)	—	—	(3.8)
Total non-cash expenses and charges	$83.0	$—	$30.0	$113.0	$60.4	$2.7	$39.1	$102.2

(b)         As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$33.7	$48.2	$7.1	$89.0	$18.2	$1.5	$11.3	$31.0
Restructuring related charges	3.4	1.1	0.8	5.3	—	—	—	—
Vacation accrual adjustment	—	—	—	—	(5.4)	(1.9)	(0.4)	(7.7)
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Realized loss on derivative	5.0	—	—	5.0	—	—	—	—
Management transition costs	—	—	3.9	3.9	—	—	4.0	4.0
Total extraordinary, unusual or non-recurring items	$485.1	$775.2	$11.8	$1,272.1	$12.8	$(0.4)	$14.9	$27.3

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Year Ended December 31, 2008				Year Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$98.4	$103.2	$14.6	$216.2	$64.5	$4.9	$27.0	$96.4
Restructuring related charges	19.5	3.1	3.7	26.3	—	—	—	—
Vacation accrual adjustment	—	—	—	—	(25.8)	(8.9)	(1.8)	(36.5)
Goodwill and other intangible asset impairment	443.0	725.9	—	1,168.9	—	—	—	—
Realized gain on derivative	(9.8)	—	—	(9.8)	—	—	—	—
Secondary offering costs	—	—	—	—	—	—	2.0	2.0
Management transition costs	—	—	5.2	5.2	—	—	15.0	15.0
Total extraordinary, unusual or non-recurring items	$551.1	$832.2	$23.5	$1,406.8	$38.7	$(4.0)	$42.2	$76.9

(c)          In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability balance from “changes in working capital” to “changes in other assets and liabilities.”

(d)         Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$(66.7)	$46.0	$(83.0)	$(103.7)	$124.1	$102.3	$(73.9)	$152.5
Depreciation of property and equipment	31.4	8.5	1.5	41.4	31.0	10.6	1.1	42.7
Amortization of other intangible assets	8.5	8.1	—	16.6	8.2	7.9	—	16.1
Equipment rental fleet depreciation	—	91.4	—	91.4	—	88.8	—	88.8
Interest, net of interest income	127.9	22.1	78.5	228.5	108.2	38.9	67.0	214.1
Car rental fleet interest	(128.5)	—	—	(128.5)	(107.1)	—	—	(107.1)
Non-cash debt charges	(33.2)	(2.3)	(8.3)	(43.8)	(12.6)	(2.9)	(3.1)	(18.6)
Non-cash amortization and write-off of debt costs included in car rental fleet interest	33.5	—	—	33.5	12.2	—	—	12.2
Purchase accounting	(9.7)	(16.4)	(0.5)	(26.6)	(10.2)	(15.5)	(0.5)	(26.2)
Non-cash stock-based employee compensation charges	—	—	7.7	7.7	—	—	6.0	6.0
Non-cash charges for workers’ compensation	0.5	0.3	0.1	0.9	0.6	0.2	—	0.8
Non-cash charges for pension	—	—	4.1	4.1	—	—	9.2	9.2
Minority interest	—	—	(4.6)	(4.6)	—	—	(5.3)	(5.3)
Corporate EBITDA (a)	$(36.3)	$157.7	$(4.5)	$116.9	$154.4	$230.3	$0.5	$385.2

	Year Ended December 31, 2008				Year Ended December 31, 2007
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Adjusted pre-tax income (loss) (a)	$289.1	$272.0	$(323.9)	$237.2	$605.0	$373.8	$(318.1)	$660.7
Depreciation of property and equipment	126.0	40.8	6.0	172.8	130.8	40.4	5.9	177.1
Amortization of other intangible assets	33.9	32.4	—	66.3	30.4	32.2	—	62.6
Equipment rental fleet depreciation	—	350.4	—	350.4	—	308.0	—	308.0
Interest, net of interest income	444.8	109.5	290.9	845.2	436.8	146.3	292.3	875.4
Car rental fleet interest	(450.7)	—	—	(450.7)	(427.8)	—	—	(427.8)
Non-cash debt charges	(71.1)	(10.3)	(18.8)	(100.2)	(66.5)	(11.2)	(28.2)	(105.9)
Non-cash amortization and write-off of debt costs included in car rental fleet interest	71.0	—	—	71.0	64.4	—	—	64.4
Purchase accounting	(40.2)	(58.8)	(2.0)	(101.0)	(35.3)	(58.1)	(1.8)	(95.2)
Non-cash stock-based employee compensation charges	—	—	28.0	28.0	—	—	26.8	26.8
Non-cash charges for workers’ compensation	—	—	—	—	(0.2)	2.7	0.1	2.6
Non-cash charges for pension	—	—	2.0	2.0	—	—	12.2	12.2
Unrealized loss on derivative	—	—	—	—	0.3	—	—	0.3
Minority interest	—	—	(20.8)	(20.8)	—	—	(19.7)	(19.7)
Corporate EBITDA (a)	$402.8	$736.0	$(38.6)	$1,100.2	$737.9	$834.1	$(30.5)	$1,541.5

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net cash provided by operating activities	$520.7	$881.0	$2,095.5	$3,089.5
Amortization and write-off of debt costs and debt modification costs	(39.7)	(15.8)	(88.1)	(85.3)
Provision for losses on doubtful accounts	(9.4)	(3.5)	(31.1)	(13.9)
Unrealized gain (loss) on derivative	—	0.9	(12.0)	3.9
Gain on sale of property and equipment	0.2	10.4	9.6	24.8
Loss on ineffectiveness of interest rate swaps	(4.0)	(2.7)	(11.8)	(20.4)
Stock-based employee compensation charges	(7.7)	(8.6)	(28.0)	(32.9)
Asset writedowns	(59.1)	—	(93.2)	—
Goodwill and other intangible asset impairment	(1,168.9)	—	(1,168.9)	—
Minority interest	(4.6)	(5.3)	(20.8)	(19.7)
Deferred income taxes	243.6	(1.6)	238.6	(59.7)
Provision (benefit) for taxes on income	(236.6)	(4.7)	(200.6)	102.6
Interest, net of interest income	228.5	214.1	845.2	875.4
Net changes in assets and liabilities	(91.9)	(210.8)	340.5	(378.7)
EBITDA	$(628.9)	$853.4	$1,874.9	$3,485.6

NET CORPORATE DEBT AND NET FLEET DEBT

	December 31,	September 30,	December 31,	September 30,	December 31,
	2008	2008	2007	2007	2006

Corporate Debt
Debt, less:	$10,972.3	$12,844.2	$11,960.1	$13,035.0	$12,276.2
U.S Fleet Debt and Pre-Acquisition Notes	4,254.5	4,745.8	4,603.5	5,099.6	4,845.2
International Fleet Debt	1,027.1	1,377.6	1,912.4	2,398.8	1,987.8
U.K. Leveraged Financing	167.8	278.8	222.7	—	—
Fleet Financing Facility	149.3	154.2	170.4	166.3	165.9
Canadian Fleet Financing Facility	111.6	268.7	155.4	272.7	—
International ABS Fleet Financing Facility	591.1	711.9	—	—	—
Other International Facilities	85.4	102.4	92.9	88.6	—
Fleet Debt	$6,386.8	$7,639.4	$7,157.3	$8,026.0	$6,998.9
Corporate Debt	$4,585.5	$5,204.8	$4,802.8	$5,009.0	$5,277.3

Corporate Restricted Cash
Restricted Cash, less:	$731.4	$514.0	$661.0	$430.2	$552.5
Restricted Cash Associated with Fleet Debt	(557.2)	(288.2)	(573.1)	(390.0)	(487.0)
Corporate Restricted Cash	$174.2	$225.8	$87.9	$40.2	$65.5

Net Corporate Debt
Corporate Debt, less:	$4,585.5	$5,204.8	$4,802.8	$5,009.0	$5,277.3
Cash and Equivalents	(594.3)	(731.5)	(730.2)	(397.3)	(674.5)
Corporate Restricted Cash	(174.2)	(225.8)	(87.9)	(40.2)	(65.5)
Net Corporate Debt	$3,817.0	$4,247.5	$3,984.7	$4,571.5	$4,537.3

Net Fleet Debt
Fleet Debt, less:	$6,386.8	$7,639.4	$7,157.3	$8,026.0	$6,998.9
Restricted Cash Associated with Fleet Debt	(557.2)	(288.2)	(573.1)	(390.0)	(487.0)
Net Fleet Debt	$5,829.6	$7,351.2	$6,584.2	$7,636.0	$6,511.9

Total Net Debt	$9,646.6	$11,598.7	$10,568.9	$12,207.5	$11,049.2

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Car rental revenue per statement of operations (b)	$1,390.4	$1,639.5	$6,730.4	$6,800.7
Non-rental rate revenue (c)	(214.1)	(236.8)	(989.0)	(972.9)
Foreign currency adjustment	70.1	2.6	19.7	136.4
Rental rate revenue	$1,246.4	$1,405.3	$5,761.1	$5,964.2
Transactions days (in thousands)	28,856	31,000	127,897	129,355
Rental rate revenue per transaction day (in whole dollars)	$43.19	$45.33	$45.04	$46.11

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Equipment rental revenue per statement of operations	$370.4	$467.9	$1,657.3	$1,755.3
Equipment sales and other revenue	(39.6)	(49.5)	(177.0)	(190.2)
Foreign currency adjustment	11.2	0.6	1.5	31.0
Rental and rental related revenue	$342.0	$419.0	$1,481.8	$1,596.1

(a)	Based on 12/31/07 foreign exchange rates.
(b)

Includes U.S. off-airport revenues of $216.8 million and $230.1 million for the three months ended December 31, 2008 and 2007, respectively, and $971.8 million and $963.8 million for the years ended December 31, 2008 and 2007, respectively.

(c)

Consists of domestic revenues of $142.3 million and $160.0 million and international revenues of $71.8 million and $76.8 million for the three months ended December 31, 2008 and 2007, respectively, and domestic revenues of $671.1 million and $650.0 million and international revenues of $317.9 million and $322.9 million for the years ended December 31, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three
	Months Ended	Months Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Net cash provided by operating activities	$520.7	$881.0	$2,095.5	$3,089.5
Net cash provided by (used in) investing activities	1,077.3	629.3	(1,459.6)	(2,343.6)
Net change in restricted cash	217.9	229.9	71.8	105.9
Payment of financing costs	(27.4)	(15.6)	(61.2)	(39.9)
Exercise of stock options	—	1.3	6.8	5.6
Distributions of minority interest	(11.2)	(7.7)	(24.2)	(13.5)
Proceeds from the disgorgement of stockholder short-swing profits	—	—	—	4.8
Cash overdraft reclass	(10.3)	10.9	(36.0)	39.0

Total net cash flow	$1,767.0	$1,729.1	$593.1	$847.8